Exhibit 99.1

WageWorks Reports Fourth Quarter and Full Year 2013 Financial Results

  Fourth Quarter 2013 total revenue of $55.0 million, an 18 percent increase year-over-year
  Full year 2013 total revenue of $219.3 million, a 24 percent increase year-over-year
  Fourth quarter 2013 GAAP net income of $5.3 million or $0.15 per diluted share. Non-GAAP net income per diluted share of $0.17
  Full year 2013 GAAP net income of $21.7 million or $0.62 per diluted share. Non-GAAP net income per diluted share of $0.74
  Fourth quarter 2013 non-GAAP adjusted EBITDA of $13.5 million, a 30 percent increase year-over-year
  Full year 2013 non-GAAP adjusted EBITDA of $56.5 million, a 36 percent increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--February 20, 2014--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax savings for employers, today announced the Company's financial results for its fourth quarter and fiscal year ended December 31, 2013.

“Both our fourth quarter and record annual results reflect the strength of our position in a growing market. In addition to improving our enrollment rates, we had an excellent new sales year and client renewal period, evidencing the success of our strategic investments in expanding our sales force and broker network, further developing channel partnerships, continuing portfolio purchases and increasing overall awareness of the value CDBs provide. Moreover, we are taking advantage of the opportunities presented by the rise in employer adoption of private exchanges and are excited about the potential impact of the Department of Treasury’s introduction of the carryover provision for Healthcare Flexible Spending Accounts late last year,” said Joe Jackson, Chief Executive Officer of WageWorks.

For the fourth quarter, WageWorks reported total revenue of $55.0 million, compared to $46.7 million for the fourth quarter of 2012, an increase of 18 percent. Healthcare revenue was $32.9 million, compared to $29.6 million for the fourth quarter of 2012, an increase of 11 percent. Commuter revenue was $15.2 million, compared to $13.5 million for the fourth quarter of 2012, an increase of 12 percent. Other revenue was $6.9 million, compared to $3.6 million for the fourth quarter of 2012, an increase of 93 percent.

GAAP operating income was $7.9 million for the fourth quarter of 2013, compared to GAAP operating income of $5.3 million for the fourth quarter of 2012. On a non-GAAP basis, fourth quarter of 2013 operating income was $10.4 million, compared to non-GAAP operating income of $7.7 million for the fourth quarter of 2012.

GAAP net income was $5.3 million, or $0.15 per diluted share, for the fourth quarter of 2013, compared to GAAP net income of $2.7 million, or $0.09 per diluted share, for the fourth quarter of 2012.

On a non-GAAP basis, fourth quarter of 2013 net income was $6.2 million, or $0.17 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.13 per diluted share, for the fourth quarter of 2012. Non-GAAP net income for the fourth quarter of 2012 and 2013 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration gain and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $13.5 million for the fourth quarter of 2013, a 30 percent increase compared to non-GAAP adjusted EBITDA of $10.4 million for the fourth quarter of 2012.

For the full year 2013, WageWorks reported total revenue of $219.3 million, compared to $177.3 million for the full year 2012, an increase of 24 percent. Healthcare revenue was $135.1 million, compared to $112.9 million for full year 2012, an increase of 20 percent. Commuter revenue was $59.6 million, compared to $51.8 million for the full year 2012, an increase of 15 percent. Other revenue was $24.6 million, compared to $12.6 million for the full year 2012, an increase of 96 percent.

GAAP operating income was $32.0 million for the full year 2013, compared to GAAP operating income of $18.9 million for the full year 2012. On a non-GAAP basis, full year 2013 operating income was $44.9 million, compared to non-GAAP operating income of $31.7 million for the full year 2012.

GAAP net income was $21.7 million, or $0.62 per diluted share, for the full year 2013, compared to GAAP net income of $7.9 million, or $0.33 per diluted share, for the full year 2012.

On a non-GAAP basis, full year 2013 net income was $26.3 million, or $0.74 per diluted share, compared to non-GAAP net income of $17.4 million, or $0.58 per diluted share, for the full year 2012. Non-GAAP net income for the full year 2013 and 2012 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and gain, and the related tax impact of these items. For 2012, non-GAAP net income also excludes accretion of redemption premium expense and gains from revaluation of warrants.

Non-GAAP adjusted EBITDA was $56.5 million for the full year 2013, a 36 percent increase compared to non-GAAP adjusted EBITDA of $41.4 million for the full year 2012.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the fourth quarter and full year 2013 and 2012 is detailed in the tables provided in this press release.

As of December 31, 2013, WageWorks had cash and cash equivalents totaling $360.0 million. This compares to cash and cash equivalents totaling $305.8 million as of December 31, 2012.

The Company's Conference Call Information

WageWorks will host a conference call today, February 20, 2014, at 5:00 p.m. ET to discuss the Company’s fourth quarter and fiscal year ended December 31, 2013 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 877-474-9505 (toll-free) or 857-244-7558, and enter pass code 43887814. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 68620231.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains from revaluation of warrants, contingent consideration gain and expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the change to the Use-it-or-Lose-it Rule, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and whether the change to the Use-it-or-Lose-it Rule will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits, or CDBs, which empower employees to save money on taxes while providing corporate tax deductions for employers. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$29,552	$32,896	$112,905	$135,140
Commuter	13,515	15,201	51,817	59,579
Other	3,590	6,934	12,560	24,559
Total revenues	46,657	55,031	177,282	219,278

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	16,760	22,073	64,647	81,918
Technology and development	5,103	4,958	18,849	21,459
Sales and marketing	8,964	9,039	30,341	34,676
General and administrative	7,086	9,235	28,839	37,637
Amortization and change in contingent consideration	3,429	1,871	15,674	11,612
Total operating expenses	41,342	47,176	158,350	187,302
Income from operations	5,315	7,855	18,932	31,976
Other income (expenses):
Interest income	3	1	36	17
Interest expense	(459)	(266)	(1,772)	(1,339)
Gain on revaluation of warrants	-	-	381	-
Other income	2	208	48	248
Income before income taxes	4,861	7,798	17,625	30,902
Income tax provision	(2,119)	(2,478)	(7,126)	(9,203)
Net income	2,742	5,320	10,499	21,699
Accretion of redemption premium expense	-	-	(2,301)	-
Net income attributable to common stockholders	$2,742	$5,320	$8,198	$21,699
Add back: accretion of redemption premium related to dilutive redeemable preferred stock	-	-	(260)	-
Net income attributable to common stockholders for diluted EPS	$2,742	$5,320	$7,938	$21,699

Basic net income per share attributable to common stockholders	$0.09	$0.15	$0.45	$0.65
Diluted net income per share attributable to common stockholders	$0.09	$0.15	$0.33	$0.62

Shares used in basic net income per share calculations	29,761	34,638	18,138	33,626
Shares used in diluted net income per share calculations	31,898	36,313	24,414	35,277

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
	(unaudited)
Cost of revenues	$62	$264	282	$978
Technology and development	102	252	323	818
Sales and marketing	178	289	476	1,079
General and administrative	552	1,924	2,669	6,331
	$894	$2,729	$3,750	$9,206

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2013
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$305,793	$359,958
Restricted cash, current portion	1,147	331
Accounts receivable, net	23,840	32,863
Deferred tax assets - current	11,855	1,985
Prepaid expenses and other current assets	6,309	10,135
Total current assets	348,944	405,272
Restricted cash, net of current portion	2,432	-
Property and equipment, net	24,777	26,532
Goodwill	94,373	97,636
Acquired intangible assets, net	47,506	42,786
Deferred tax assets	-	10,666
Other assets	1,938	16,763
Total assets	$519,970	$599,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$42,034	$49,419
Customer obligations	251,004	281,153
Short-term contingent payment	6,818	4,265
Other current liabilities	2,726	1,592
Total current liabilities	302,582	336,429
Long-term debt	44,371	29,448
Long-term contingent payment, net of current portion	11,772	3,802
Deferred tax liability	2,450	-
Other non-current liabilities	2,384	1,844
Total liabilities	363,559	371,523
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued and outstanding 31,571 shares at December 31, 2012 and 34,746 shares at December 31, 2013	32	35
Additional paid-in capital	220,500	270,519
Accumulated deficit	(64,121)	(42,422)
Total stockholders' equity	156,411	228,132
Total liabilities and stockholders’ equity	$519,970	$599,655

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2013
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$10,499	$21,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,950	3,421
Amortization and change in contingent consideration	15,674	11,612
Stock-based compensation	3,750	9,206
Revaluation of warrants	(381)	-
Loss on disposal of fixed assets	178	128
Payment of contingent consideration in excess of initial measurement	(3,361)	(643)
Provision for doubtful accounts	(261)	180
Deferred taxes	6,688	9,049
Excess tax benefit from the exercise of stock options	(1,901)	(12,296)
Changes in operating assets and liabilities:
Accounts receivable	(5,538)	(8,457)
Prepaid expenses and other current assets	(2,659)	(3,954)
Other assets	(160)	(179)
Accounts payable and accrued expenses	5,075	7,840
Customer obligations	23,680	26,339
Other liabilities	1,900	(2,240)
Net cash provided by operating activities	56,133	61,705
Cash flows from investing activities:
Purchases of property and equipment	(12,291)	(13,832)
Cash consideration for business acquisitions, net of cash acquired	8,953	(752)
Cash paid for acquisition of client contracts	(6,006)	(1,573)
Advance payment for acquisition of client contracts	-	(14,646)
Change in restricted cash	1,790	3,248
Net cash used in investing activities	(7,554)	(27,555)
Cash flows from financing activities:
Proceeds from debt	29,470	-
Repayment of debt	-	(15,000)
Proceeds from initial public offering net of underwriters commissions and discounts	62,557	-
Proceeds from follow-on offering net of underwriters commissions and discounts	16,450	11,550
Proceeds from exercise of warrants	1,740	-
Proceeds from exercise of common stock options	4,392	15,981
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	852	1,817
Payment of contingent consideration	(14,656)	(6,629)
Payment for share repurchases	(113)	-
Excess tax benefit from the exercise of stock options	1,901	12,296
Net cash provided by financing activities	102,593	20,015
Net increase in cash and cash equivalents	151,172	54,165
Cash and cash equivalents at beginning of period	154,621	305,793
Cash and cash equivalents at end of period	$305,793	$359,958

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013

GAAP income from operations	$5.3	$7.9	$18.9	$32.0
Stock-based compensation	0.9	2.7	3.8	9.2
Amortization of acquired intangibles	1.9	2.2	6.6	9.1
Expense (Gain) on contingent consideration	(0.4)	(2.4)	2.4	(5.4)
Non-GAAP income from operations	$7.7	$10.4	$31.7	$44.9
Non-GAAP income from operations as a percentage of total revenue	16.5%	18.8%	17.9%	20.5%

Net income:
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013

GAAP net income attributable to common stockholders for diluted EPS	$2.7	$5.3	$7.9	$21.7
Accretion of redemption premium expense	-	-	2.3	-
Stock-based compensation	0.9	2.7	3.8	9.2
Amortization of acquired intangibles	1.9	2.2	6.6	9.1
Gains from revaluation of warrants	-	-	(0.4)	-
Expense (Gain) on contingent consideration	(0.4)	(2.4)	2.4	(5.4)
Tax effect of above adjustments *	(0.9)	(1.6)	(5.2)	(8.3)
Non-GAAP net income	$4.2	$6.2	$17.4	$26.3

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	31.9	36.3	24.4	35.3
Add:
Additional weighted average shares giving effect to initial public offering	-	-	2.8	-
Additional weighted average shares giving effect to follow-on offering	-	-	0.7	-
Additional weighted average shares giving effect to anti-dilutive preferred shares	-	-	2.1	-
Weighted average shares used in computing Non-GAAP per share amounts **	31.9	36.3	30.0	35.3

Non-GAAP diluted net income per share	$0.13	$0.17	$0.58	$0.74

* Tax effect adjustment assumes a 40% tax rate

** Reflects the issuance of shares of common stock as though the completion of the initial public offering and follow-on offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
GAAP net income attributable to common stockholders	$2.7	$5.3	$8.2	$21.7
Accretion of redemption premium expense	-	-	2.3	-
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.5	0.3	1.8	1.3
Income tax provision	2.1	2.5	7.1	9.2
Depreciation	0.8	0.8	2.9	3.5
Amortization and change in contingent consideration	3.4	1.9	15.7	11.6
Stock-based compensation expense	0.9	2.7	3.8	9.2
Gains from revaluation of warrants	-	-	(0.4)	-
Adjusted EBITDA	$10.4	$13.5	$41.4	$56.5

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com